EXHIBIT 10.3

GUARANTY AGREEMENT

GUARANTY made as of this 1st day of August, 2007, by PINNACLE ENTERTAINMENT, INC., a Delaware corporation with its chief executive offices in Las Vegas, Nevada, hereinafter referred to as “Guarantor”, to the LAKE CHARLES HARBOR & TERMINAL DISTRICT, a political subdivision and deep water public port of the State of Louisiana, located in Calcasieu Parish, Louisiana, hereinafter referred to as “Obligee”, in connection with the Ground Lease Agreement with Option to Purchase effective as of August 1, 2007, between Obligee as Lessor and PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company, a wholly-owned subsidiary of Guarantor, hereinafter referred to as “Obligor”, as Lessee thereunder; said Ground Lease Agreement with Option to Purchase hereinafter referred to as the “Lease”.

1. Statement of Guaranty. For value received, Guarantor guarantees performance of Obligor’s obligations under the Lease in accordance with its terms and conditions. Any default of Obligor in such performance shall oblige Guarantor to pay all damages, costs, and expenses that Obligee may recover from Obligor by reason of such default.

2. Duration. This Guaranty shall be effective until all obligations of Obligor under the Lease have been satisfied. Guarantor shall not be discharged from liability hereunder as long as any claim by Obligee against Obligor remains outstanding.

3. Modification of Lease. Modification of the Lease shall not increase the obligation of Guarantor hereunder in any way unless Guarantor consents in writing to such modification. An extension in time for performance by Obligee shall not be construed as a modification that would increase the obligation of Guarantor for purposes of this Paragraph 3.

4. Notices.

(a) Notice of Acceptance. Guarantor waives notice of acceptance.

(b) Notice of Default. Notice of Obligor’s default is not waived.

(c) All notices provided for herein shall be in writing and shall be considered to have been given when delivered personally; five (5) days after being mailed by registered mail, postage prepaid, addressed to the respective parties at the following addresses:

TO OBLIGEE:
BY MAIL:	Lake Charles Harbor & Terminal District
Post Office Box 3753
Lake Charles, Louisiana 70602
ATTN: Port Director

TO GUARANTOR:
BY MAIL:	Pinnacle Entertainment, Inc.
Suite 1800
3800 Howard Hughes Parkway
Las Vegas, Nevada 89109
ATTN: General Counsel

5. Miscellaneous.

(a) Binding Effect. This Guaranty shall be binding on Guarantor and its legal representatives, successors and assigns.

(b) Applicable Law and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of Louisiana.

IN WITNESS WHEREOF, Obligee has caused these presents to be signed in the presence of the undersigned competent witnesses as of this 29th day of November, 2007.

WITNESSES:	LAKE CHARLES HARBOR & TERMINAL DISTRICT

/s/ Sharon Edwards	BY:	/s/ R. ADAM McBRIDE
(signature)		R. ADAM McBRIDE,
SHARON EDWARDS		Port Director
(print name)

/s/ Linda Manuel
(signature)
LINDA MANUEL
(print name)

IN WITNESS WHEREOF, Guarantor has caused these presents to be signed in the presence of the undersigned competent witnesses as of this 27th day of November, 2007.

WITNESSES:	PINNACLE ENTERTAINMENT, INC.

/s/ Todd M. George	BY:	/s/ John A. Godfrey
(signature)	NAME:	John A. Godfrey
Todd M. George	TITLE:	Executive Vice President,
(print name)		Secretary and General Counsel

/s/ BONNIE PARRES
(signature)
BONNIE PARRES
(print name)